EXHIBIT 3.19
FILED — Arkansas Secretary of State #100208457 01/24/2002 08:00
CERTIFIED COPY
Filed
Corporations Division
No 208 457
02 Jan 24 AM 9:57
ARTICLES OF INCORPORATION
OF
PHILLIPS HOSPITAL CORPORATI6N
In compliance with the requirements of the applicable provisions of the Arkansas Business Corporation Act (the “ABCA”), the undersigned natural person of the age of eighteen years or more, desiring to incorporate a corporation for profit hereby states the following:
ARTICLE I
The name of the Corporation is Phillips Hospital Corporation.
ARTICLE II
The period of its duration is perpetual.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity or which corporations may be organized under the ABCA.
ARTICLE IV
The total number of shares of all classes of stock that the Corporation shall have the authority to issue is one thousand (1,000) shares of $.01 per share par value Common Stock.
ARTICLE V
The address of the principal office of the Corporation’s registered office in this State, and the name of its registered agent at such address is:
Corporation Service Company
120 East Fourth Street
Little Rock, AR 72201
ARTICLE VI
Election of the Directors need not be written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE VII
The name and mailing address of the incorporator is:
Sherry Connelly
155 Franklin Road, Suite 400
Brentwood, TN 37027
ARTICLE VIII
To the fullest extent permitted by Arkansas law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived any improper personal benefit. If the ABCA is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the ABCA, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE IX
A. Rights to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is a legal representative, or is or was a director or officer of the Corporation or is only serving at the request of the Corporation as a director or officer of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the ABCA as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the ABCA requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.
B. Rights of indemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the ABCA. Neither the failure of the Corporation (including its Board of Directors, independent counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the ABCA, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, or in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.
C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the ABCA.
E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the ABCA with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE X
The Bylaws of the Corporation may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors of the Corporation.
IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of January, 2002.
/s/ Sherry Connelly
Sherry Connelly, Incorporator
CERTIFIED COPY 208457
Arkansas Secretary of State
Sharon Priest
State Capitol • Little Rock, Arkansas 72201-1094 • 501.682.1010
APPLICATION FOR FICTITIOUS NAME
To: Sharon Priest
Secretary of State
State Capitol
Little Rock, Arkansas 72201-1094
Pursuant to the provisions of the Arkansas Business Corporation Act, (Act 958 of 1987), the undersigned corporation hereby applies for the use of a fictitious name and submits herewith the following statement:
1. The fictitious name under which the business is being, or will be, conducted by this corporation is:
Helena Regional Medical Center
2. The character of the business being, or to be, conducted under such fictitious name is:
health care
3. a) The corporation name of the applicant and its date of qualification in Arkansas:
Phillips Hospital Corporation      1/24/02
b) The State of incorporation is:
Arkansas
c) The location (city and street address) of the registered office of the applicant corporation in Arkansas is:

120 East Fourth Street
Little Rock, AR
Signature:     /s/ Sherry Connelly, Incorporator
Address:      155 Franklin Road, Suite 400, Brentwood, TN 37027
INSTRUCTIONS:
Prepare this form in duplicate, send to Secretary of State’s Office, Corporations Division, State Capitol, Little Rock, Arkansas. Duplicate copy will be returned to the corporation and must be filed with the County Clerk in the county in which the corporation’s registered office is located (unless registered office is in Pulaski County).
Fee $25.00 DN-18/F-18/Rev. 11/99
Arkansas Secretary of State — Document No.: 4010660012 — Date Filed: 02-08-2002 09:57 AM -
CERTIFIED COPY
Arkansas Secretary of State
Sharon Priest
State Capitol • Little Rock, Arkansas 72201-1094 501.682.1010
APPLICATION FOR FICTITIOUS NAME
To: Sharon Priest
Secretary of State
State Capitol
Little Rock, Arkansas 72201-1094
Pursuant to the provisions of the Arkansas Business Corporation Act, (Act 958 of 1987), the undersigned corporation hereby applies for the use of a fictitious name and submits herewith the following statement:
1. The fictitious name under which the business is being, or will be, conducted by this corporation is:
Helena Regional Medical Center Home Health Agency
2. The character of the business being, or to be, conducted under such fictitious name is:
health care
3. a) The corporation name of the applicant and its date of qualification in Arkansas:
Phillips Hospital Corporation 1/24/02
b) The State of incorporation is:

Arkansas
c) The location (city and street address) of the registered office of the applicant corporation in Arkansas is:
120 East Fourth Street
Little Rock, AR
Signature:      /s/ Sherry Connelly, Incorporator
Address: 155 Franklin Road, Suite 400, Brentwood, TN 37027
INSTRUCTIONS:
Prepare this form in duplicate, send to Secretary of State’s Office, Corporations Division, State Capitol, Little Rock, Arkansas. Duplicate copy will be returned to the corporation and must be filed with the County Clerk in the county in which the corporation’s registered office is located (unless registered office is in Pulaski County).
Arkansas Secretary of State — Document No.: 4010660013 — Date Filed: 02-08-2002 09:57 AM -
Fee $25.00
ON-18/F-18/Rev. 11/99
Arkansas Secretary of State — Document No.: 4010660014 — Date Filed: 02-20-2002 10:25 AM — Total Pages: 1
APPLICATION FOR FICTITIOUS NAME
To: Sharon Priest
Secretary of State
State Capitol
Little Rock, Arkansas 72201-1094
Pursuant to the provisions of the Arkansas Business Corporation Act, (Act 958 of 1987), the undersigned corporation hereby applies for the use of a fictitious name and submits herewith the following statement:
1. The fictitious name under which the business is being, or will be, conducted by this corporation is:
Marvell Medical Clinic
2. The character of the business being, or to be, conducted under such fictitious name is:
health care
3. a) The corporation name of the applicant and its date of qualification in Arkansas:

Phillips Hospital Corporation 1/24/02
b) The State of incorporation is:
Arkansas
c) The location (city and street address) of the registered office of the applicant corporation in Arkansas is:
120 East Fourth Street
Little Rock, AR
Signature:      /s/ Sherry Connelly Assistant Secretary
Address:      155 Franklin Road, Suite 400, Brentwood, TN 37027
INSTRUCTIONS:
Prepare this form in duplicate, send to Secretary of State’s Office, Corporations Division, State Capitol, Little Rock, Arkansas. Duplicate copy will be returned to the corporation and must be filed with the County Clerk in the county in which the corporation’s registered office is located (unless registered office is in Pulaski County).
Corporation and UCC Records • Elections • Capitol Building and Grounds
Arkansas Secretary of State
Sharon Priest
State Capitol • Little Rock, Arkansas 72201-1094 • 501.682.1010
Fee $25.00 DN-18/F-18/Rev. 11/99

SOS Online Filing System — Application for Fi...
Arkansas Secretary of State — Document No.: 4010660015 — Date Filed: 09-17-2002 02:13 PM — Total Pages: 1
APPLICATION FOR FICTITIOUS NAME
Pursuant to the provisions of the Arkansas Business Corporation Act, the undersigned corporation hereby applies for the use of a fictitious name and submits herewith the following statement:
1. The fictitious name under which the business is being, or will be, conducted by this corporation is:

Helena Surgical, P.A.
2. The character of the business being, or to be, conducted under such fictitious name is:
health care
3. a) The corporation name of the applicant and its date of qualification in Arkansas:
Phillips Hospital Corporation 01/24/2002
b) The State of Incorporation is:
Arkansas
c) The location (city and street address) of the registered office of the applicant corporation in Arkansas is:
Corporation Service Company
Little Rock, 120 East Fourth Street
AR, 72201-
Signature of the Chairman of the Board, President or other officers (if directors have not been selected, the incorporator may execute):
Sherry Connelly, Asst. Secretary
155 Franklin Road
Brentwood, TN 37027-
Arkansas Secretary of State — Document No.: 1420980008 — Date Filed: 11-12-2003 12:07 PM — Total Pages: 1
Arkansas Secretary of State
State Capitol • Little Rock, Arkansas 72201-1094
Charlie Daniels 501-682.3409 • www.sosweb.state.ar.us
NOTICE OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH
To: Charlie Daniels
Secretary of State
Corporations Division
State Capitol
Little Rock, Arkansas 72201-1094

Pursuant to the Corporation Laws of the State of Arkansas, (Act 958 of 1987), the undersigned corporation submits the following statement for the purpose of changing its registered office or its registered agent, or both in the State of Arkansas. If this statement reflects a change of registered office, this form must be accompanied by notice of such change to any and all applicable corporations.
☐ Foreign ☑ Domestic
1. Name of corporation: PHILLIPS HOSPITAL CORPORATION
2. Street address of present registered office:
120 E. Fourth Street
Little Rock, AR 72201
3. Street address to which registered office is to be changed:
The Tower Building
323 Center Street, Suite 1202
Little Rock, AR 72201
4. Name of present registered agent: Company Service Corporation
5. Name of successor registered agent: National Registered Agents, Inc. of AR
I, National Registered Agents, Inc. of AR hereby consent to serve as registered agent for this corporation.
/s/ Stephanie Thomas
Name: Stephanie Thomas, Successor Agent
A letter of consent from successor agent may be substituted in lieu of this signature.
6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.
A copy bearing the file marks of the Secretary of State shall be returned.
If this corporation is governed by Act 576 of 1965 such change must be filed with the County Clerk of the County in which its registered office is located, unless the registered office is located in Pulaski County, in which event no filing with the County Clerk is required.
Dated November 4, 2003
/s/ Robin Kech
Name: Robin Kech, Signature of Authorized Officer
Asst. Secretary
Title of Authorized Officer

Fee $25.00 DO-3/DN-04/F-06/ “New Code” Rev. 2/03
Arkansas Secretary of State — Document No.: 5820910002 — Date Filed: 06-30-2006 11:09 AM — Total Pages: 1
Arkansas Secretary of State
Charlie Daniels
State Capitol
Little Rock, Arkansas 72201-1094
501.682-3409 • www.sosweb.state.ar.us
APPLICATION FOR FICTITIOUS NAME
To: Charlie Daniels
Secretary of State
Corporations Division
State Capitol
Pursuant to the provisions of the Arkansas Business Corporation Act, (Act 958 of 1987), the undersigned corporation hereby applies for the use of a fictitious name and submits herewith the following statement:
1. The fictitious name under which the business is being, or will be, conducted by this corporation is:
Regional Home Care, Helena
2. The character of the business being, or to be, conducted under such fictitious name is:
healthcare services
3. a) The corporation name of the applicant and its date of qualification in Arkansas:
Phillips Hospital Corporation — 1/24/02
b) The State of incorporation is: Arkansas
c) The location (city and street address) of the registered office of the applicant corporation in Arkansas is:
c/o National Registered Agents, Inc. of AR
The Tower Building
323 Center Street, Suite 1202 Street
Little Rock, Arkansas 72201
/s/ Robin Kech
Signature: Robin Kech, Assistant Secretary

(Chairman of the Board a resident or other officers (if directors have not been selected, the incorporator may execute)
Address: 7100 Commerce Way, Suite 100, Brentwood, TN 37027
INSTRUCTIONS:
File with the Secretary of State’s Office, Corporations Division, State Capitol, Little Rock, Arkansas 72201-1094. A copy will be returned to the corporation and must be filed with the County Clerk in the county in which the corporation’s registered office is located (unless registered office is in Pulaski County).
Fee $25.00 DN-18/F-18/Rev. 2/03
Arkansas Secretary of State — Document No.: 5820910003 — Date Filed: 06-30-2006 11:09 AM — Total Pages: 1
Arkansas Secretary of State
Charlie Daniels
State Capitol • Little Rock, Arkansas 722014094
501-682-3409 • www.sosweb.state.ar.us
APPLICATION FOR FICTITIOUS NAME
To: Charlie Daniels
Secretary of State
Corporations Division
State Capitol
Pursuant to the provisions of the Arkansas Business Corporation Act, (Act 958 of 1987), the undersigned corporation hereby applies for the use of a fictitious name and submits herewith the following statement:
1. The fictitious name under which the business is being, or will be, conducted by this corporation is:
Regional Home Care, Forrest City
2. The character of the business being, or to be, conducted under such fictitious name is:
healthcare services
3. a) The corporation name of the applicant and its date of qualification in Arkansas:
Phillips Hospital Corporation — 1/24/02
b) The State of incorporation is: Arkansas

c) The location (city and street address) of the registered office of the applicant corporation in Arkansas is:
c/o National Registered Agents, Inc. of AR
The Tower Building
323 Center Street
Suite 1202 Street
Little Rock, Arkansas 72201
/s/ Robin Kech
Name: Robin Kech, Assistant Secretary
(Chairman of the Board, President or other officers (if directors have not been selected, the incorporator may execute)
Address:
7100 Commerce Way
Suite 100
Brentwood, TN 37027
INSTRUCTIONS:
File with the Secretary of State’s Office, Corporations Division, State Capitol, Little Rock, Arkansas 722011094. A copy will be returned to the corporation and must be filed with the County Clerk in the county in which the corporation’s registered office is located (unless registered office is in Pulaski County).
Fee $25.00 DN-18/F-18/Rev. 2/03